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Veritex Holdings, Inc.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 6:00 p.m., Central Time, on April 5, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Proposal	FOR	AGAINST	ABSTAIN
1. **VERITEX STOCK ISSUANCE PROPOSAL:** To approve the issuance of 5,117,647 shares of common stock of Veritex Holdings, Inc. ("Veritex") in accordance with the terms and conditions of the Agreement and Plan of Reorganization, by and among Veritex, Spartan Merger Sub, Inc. and Sovereign Bancshares, Inc.	☐	☐	☐
2. **VERITEX ADJOURNMENT PROPOSAL:** To approve the adjournment of the Veritex special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Veritex Stock Issuance Proposal.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2017.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Materials for the Special Meeting of Shareholders to be held April 6, 2017

The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at http://www.veritexbank.com/proxymaterials

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Veritex Holdings, Inc.

The undersigned appoints C. Malcolm Holland, III and William C. Murphy, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Veritex Holdings, Inc. held of record by the undersigned at the close of business on February 16, 2017 at the Special Meeting of Shareholders of Veritex Holdings, Inc. to be held on April 6, 2017, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)